UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 14, 2005

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION
(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

6500 SW 15th Ave, Suite 300, Ft. Lauderdale, FL 33309
(Address of principal executive offices) (Zip Code)

(954) 545-8181
(Registrant’s telephone number, including area code)

1541 N. Dale Mabry Highway, Suite 201
Lutz, FL 33558
(Former name or former address, if changed since last report)

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

        On February 10, 2005, the Registrant received notice that the U.S. Securities and Exchange Commission (“Commission”) entered an order temporarily suspending trading in the Registrant’s common stock, pursuant to Section 12(k) of the Securities Exchange Act of 1934, commencing on February 10, 2005 through February 24, 2005. Based on the content of the Commission’s order, the temporary suspension was due to questions regarding the authenticity of the auditor’s report included in the Registrant’s most recently-filed Forms 10-KSB and whether the audit report accompanying the financial statements was prepared and issued by the auditors identified.

        The Commission’s order also indicated that the temporary suspension was due to questions regarding the accuracy of statements made by the Registrant in amended Forms 10-KSB/A for the year ended December 31, 2003, including the statement made by the Registrant that a second review of the financial statements is being performed by the Registrant’s auditors.

        The Registrant is now undertaking an effort to have its auditors complete their review of its financial statements for the year ended December 31, 2003 and upon completion and the valid issuance of an audit report by its auditors, intends to file an amendment to its Forms 10-KSB/A for the period then ended.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Information Architects Corporation By: /s/ William Overhulser William Overhulser, COO

Date: February 14, 2005